Exhibit 32.1

CERTIFICATION

Pursuant to Rule 13a-14(b) or Rule 15d-14(b) and

Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350)

In connection with the report of Sino-American Net Media Corp. on Form 10-Q for the period from January 1, 2014 to March 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, ZHONG FANG, Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(i) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to and will be retained by Sino-American Net Media Corp., and furnished to the Securities and Exchange Commission or its staff upon request.

DATE: May 13, 2014
/s/ Zhong Fang
ZHONG FANG Chief Executive Officer, President Secretary and Principal Financial Officer